UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 10, 2010

Corning Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

New York	1-3247	16-0393470
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Riverfront Plaza, Corning, New York		14831
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	607-974-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 10, 2010, Corning Finance Luxembourg S.a r.l. ("CFL") notified the Lenders under Corning Incorporated’s (the "Company") Amended and Restated Credit Agreement, dated as of November 21, 2006 (the "Credit Agreement"), that CFL will borrow $1.12 billion (the "Loan") on November 16, 2010, as a designated subsidiary under the Credit Agreement. Subject to the terms and conditions of the Credit Agreement, the Loan, which has a term of 30 days, bears interest at one-month LIBOR plus 37 basis points. Pursuant to the terms of the Credit Agreement, the payment and performance of CFL's obligations under the Credit Agreement are unconditionally guaranteed by the Company. CFL will use the funds in connection with the Company’s previously announced plan to repatriate approximately $1.12 billion to the United States. CFL intends to repay the Loan no later than December 31, 2010.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the description of the terms and conditions of the Credit Agreement contained in Item 1.01 of the Company’s Form 8-K filed November 27, 2006 (the "Prior 8-K") and the form of the Credit Agreement, which was attached as Exhibit 10.1 to the Prior 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corning Incorporated

November 16, 2010	By:	/s/ Vincent P. Hatton

Name: Vincent P. Hatton
Title: Senior Vice President and General Counsel